UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2012

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On September 12, 2012, Sequenom, Inc. (the “Company”) announced the pricing of $110.0 million aggregate principal amount of its 5.00% Convertible Senior Notes due 2017 (the “Convertible Notes”) that were to be issued in a private offering to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended. On September 13, 2012, Jefferies & Company, Inc. and J.P. Morgan Securities LLC (collectively, the “Initial Purchasers”) exercised in full their over-allotment option to purchase an additional $20.0 million aggregate principal amount of Convertible Notes. The offering closed on September 17, 2012. The aggregate net proceeds to the Company from the offering were approximately $124.6 million, after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering to fund the commercialization of the MaterniT21 PLUS laboratory-developed test, as well as for other general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general administrative expenses.

On September 17, 2012, the Company entered into an indenture (the “Indenture”) with Wells Fargo Bank, National Association, as trustee, relating to the Convertible Notes.

The Convertible Notes are the Company’s senior, unsecured obligations and rank equal in right of payment with the Company’s existing and future senior, unsecured indebtedness, and will be senior in right of payment to any future indebtedness that is expressly subordinated to the Convertible Notes. The Convertible Notes will be effectively subordinated to the Company’s existing and future secured indebtedness to the extent of the assets securing such indebtedness and will be structurally subordinated to all indebtedness and other liabilities and commitments of the Company’s subsidiaries, including trade payables and any guarantees that they may provide with respect to any of the Company’s existing or future indebtedness.

The Convertible Notes bear interest at a fixed rate of 5.00% per year, payable semiannually in arrears on April 1 and October 1 of each year, beginning April 1, 2013. Interest on the Convertible Notes accrues from September 17, 2012. The Convertible Notes will mature on October 1, 2017, unless earlier converted, redeemed or repurchased.

The Convertible Notes are convertible at any time prior to the third trading day immediately preceding the maturity date, at the option of the holders, into shares of the Company’s common stock (the “Common Stock”). The conversion rate is initially 216.0644 shares of Common Stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $4.63 per share of Common Stock), and will be subject to adjustment upon the occurrence of certain events. In addition, the Company will, in certain circumstances, increase the conversion rate for holders who convert their Convertible Notes in connection with a make-whole fundamental change (as defined in the Indenture).

The Company may not redeem the Convertible Notes prior to October 1, 2015. On and after October 1, 2015, the Company may redeem for cash all, but not less than all, of the Convertible Notes if the last reported sale price of the Common Stock equals or exceeds 140% of the applicable conversion price for at least 20 trading days during the 30 consecutive trading day period ending on the trading day immediately prior to the date on which the Company delivers the notice of the redemption. The redemption price will equal 100% of the principal amount of the Convertible Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. In addition, if the Company calls the Convertible Notes for redemption, a make-whole fundamental change will be deemed to occur. As a result, the Company will, in certain circumstances, increase the conversion rate for holders who convert their Convertible Notes after the Company delivers a notice of redemption and on or prior to the close of business on the third business day immediately preceding the relevant redemption date.

Upon a fundamental change (as defined in the Indenture), subject to certain exceptions, the holders may require that the Company repurchases some or all of their Convertible Notes for cash at a repurchase price equal to 100% of the principal amount of the Convertible Notes being repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The events of default, which may result in the acceleration of the maturity of the Convertible Notes, include, among other things:

•

the Company’s failure to pay principal of the Convertible Notes (including any fundamental change repurchase price or redemption price) when due at maturity, upon optional redemption, repurchase, declaration of acceleration or otherwise;

•	the Company’s failure to pay any interest on the Convertible Notes when due and such failure continues for a period of 30 days past the applicable due date;

•	the Company’s failure to give a fundamental change notice, or a notice of a make-whole fundamental change, in each case when due and such failure continues for a period of 5 days;

•	the Company’s failure to comply with the Company’s obligation to convert the Convertible Notes in accordance with the Indenture upon exercise of any holder’s conversion right;

•	the Company’s failure to comply with the Company’s obligations set forth in the Indenture relating to certain consolidations, mergers and sales of assets;

•

the Company’s failure to perform or observe any of the Company’s other covenants or warranties in the Indenture or in the Convertible Notes for 60 days after written notice to the Company from the trustee or to the Company and the trustee from the holders of at least 25% of the aggregate principal amount of then outstanding Convertible Notes has been received by the Company;

•

default by the Company or any of the Company’s significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $10.0 million in the aggregate of the Company and/or any of the Company’s subsidiaries, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise, and such acceleration shall not have been rescinded or annulled or such failure to pay cured within 30 days after written notice has been received by the Company or such subsidiary from the trustee or by the trustee, the Company and such subsidiary by the holders of at least 25% in principal amount of the Convertible Notes then outstanding;

•

a final judgment for the payment of $10.0 million or more (excluding any amounts covered by insurance) rendered against the Company or any of the Company’s significant subsidiaries, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; and

•	certain events of bankruptcy, insolvency and reorganization of the Company or any of the Company’s significant subsidiaries.

The description of the Indenture and the Convertible Notes above is qualified in its entirety by reference to the text of the Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On September 17, 2012, the Company issued a press release titled “Sequenom Announces Exercise in Full of Over-Allotment Option and Completion of Offering of $130 Million of 5.00% Convertible Senior Notes” (the “Closing Press Release”) announcing exercise in full of the Initial Purchasers’ over-allotment option and the completion of the Convertible Note offering. A copy of the Closing Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture dated as of September 17, 2012 by and between Sequenom, Inc. and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 5.00% Convertible Senior Notes due 2017 (included in Exhibit 4.1).

99.1	Press Release, dated September 17, 2012, titled “Sequenom Announces Exercise in Full of Over-Allotment Option and Completion of Offering of $130 Million of 5.00% Convertible Senior Notes.”

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are subject to a number of risks and uncertainties, including statements relating to the Convertible Note offering and the Company’s intended use of net proceeds from the offering. Actual results may differ materially from those set forth in this Current Report on Form 8-K. These and other risks and uncertainties are detailed in the risk factors included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2012 and other filings. Except as required by law, the Company undertakes no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SEQUENOM, INC.

Dated: September 17, 2012	By:	/s/ Clarke Neumann
Clarke Neumann
Vice President and General Counsel

EXHIBIT INDEX

4.1	Indenture dated as of September 17, 2012 by and between Sequenom, Inc. and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 5.00% Convertible Senior Notes due 2017 (included in Exhibit 4.1).

99.1	Press Release, dated September 17, 2012, titled “Sequenom Announces Exercise in Full of Over-Allotment Option and Completion of Offering of $130 Million of 5.00% Convertible Senior Notes.”